EXECUTIVE COPY
STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement ("Agreement") is entered into as of the 27th day of December, 2006, by and between STOMPSOFT, INC., a California corporation (“Pledgor”) and MIGO SOFTWARE, INC., a Delaware corporation (the “Company”).

RECITALS

A.     Simultaneously herewith, the parties hereto are entering into an Asset Purchase Agreement (the “APA”) under which the Company is purchasing substantially all of the assets and business of Pledgor.

B. Pledgor has agreed to indemnify the Company against claims for breaches by Pledgor of its representations, warranties and covenants under the APA, to the extent provided for in Article 8 of the APA (“Claims”) and to secure such indemnification provisions by pledging a portion of the shares of stock in the Company received by Pledgor under the APA.

C.    The pledged shares shall be 5,000,000 shares of the common stock, $.0001 par value per share, of the Company (the “Subject Shares”).

D.    The Subject Shares are to be subject to the terms of this Agreement until such time as they have been released in accordance with the terms hereof.

E.    Upon the terms and subject to the conditions set forth in this Agreement, Pledgor hereby pledges the Subject Shares to the Company by depositing them with the Company.

F.     This Agreement is effective upon the closing of the sale contemplated by the APA.

AGREEMENT

1.     Pledge. Pledgor hereby assigns and delivers to the Pledgeholder certificate numbers ___, which represent a total of 5,000,000 shares of the common stock of the Company. Such stock constitutes the Subject Shares. Together with such stock, Pledgor hereby delivers to the Pledgeholder stock powers separate from the stock certificate duly endorsed by Pledgor as transferor and authorizing the transfer of such stock on the records of the Company.

2.     Stock.

2.1     The Subject Shares shall be and are hereby held by the Pledgeholder as security for Claims the Company may have under the APA. The Subject Shares shall not be disposed of by Pledgor, nor shall they be encumbered except as provided in Section 2.3 below; provided, however, that such Subject Shares shall be and may be encumbered in favor of Camel Financial, Inc., Dennis Stetson and Steven R. Skaggs, existing secured creditors of the Company (together with their successors and assigns, collectively the “Junior Creditors”); provided that such Junior Creditors shall at all times be junior in lien priority to the Company.

2.2     On September 30, 2007, there shall be released from the pledge under this Agreement 2,500,000 shares of the common stock of the Company except to the extent the aggregate amount of Claims by the Company that have not otherwise been satisfied by Pledgor exceed the value (at the Market Average Price per share determined on September 30, 2007) of the remaining Subject Shares. On June 30, 2008, the remaining Subject Shares shall be released to Pledgor except to the extent of outstanding Claims as of that date that have not yet been resolved by the parties or by way of litigation. Upon the resolution of all outstanding Claims, the Subject Shares not remitted to the Company for cancellation as provided herein shall be released to the Pledgor.

2.3     If Pledgor shall have sold all of the other shares of common stock received by it under the APA, Pledgor shall have the right to sell Subject Shares for cash to a third party in a bona fide transaction at such time, for such price and upon such terms as Pledgor may determine in good faith. In such event, the proceeds of such sale shall be held by the Pledgeholder in lieu of the Subject Shares in accordance with the terms hereof. The parties agree to make reasonable modifications to this Agreement in the event cash proceeds are substituted for Subject Shares hereunder, including, without limitation, the following: upon receipt of direction from the Pledgor, Pledgeholder shall invest the cash proceeds in an interest bearing account or accounts with FDIC insured banks naming the Pledgor as the owner of the account subject to this Pledge Agreement, with such investment to be as reasonably directed by the Pledgor from time to time and which investment shall be for the benefit of Pledgor and the Pledgor shall provide its taxpayer identification number to Pledgeholder in connection with opening such bank account or accounts.

2.4     For all purposes of this Agreement, the "Market Average Price" of the Company’s common stock means, as of any date, the volume weighted average closing sales price per share of common stock as reported in the Nasdaq System or on the over-the-counter market during the last 10 consecutive trading days on which there were sales of the Company’s common stock immediately preceding, but not including, such determination date.

3.     Voting Rights. Pledgor shall have the right to vote the Subject Shares so long as there is no event of default in existence hereunder.

4.    Default.

4.1     Events of Default. The failure of Pledgor to satisfy any Claims made by the Company under the APA shall constitute an event of default hereunder if such default continues for more than the cure period set forth in Section 5.1 below.

4.2     Notice of Default. Upon the occurrence of any default, the Company shall give Pledgor written notice thereof.

5.     Remedies Upon Default.

5.1     Right to Cure. Pledgor shall have the right to cure any default for a period of ten (10) days from the date Pledgor receives written notice of default pursuant to the provisions of Section 4.2. During this cure period, the Company shall not have the right to exercise any of its remedies hereunder.

5.2     Additional Remedies. In addition to all other rights and remedies which the Company may have under law, the Company shall have all rights and remedies of a secured party under the Uniform Commercial Code in any jurisdiction where enforcement of this Agreement is sought. In addition thereto, the Company shall have the right, upon an event of default, to either:

5.2.1.     To have transferred into the Company’s name the Subject Shares, in satisfaction of Claims based on a valuation of the Market Average Price per share of common stock of the Company determined as of the date of the event of default (and after any applicable cure period as provided for under this Agreement), or

5.2.2.    Sell or otherwise dispose of the Subject Shares or any part thereof, in one or more sales, at a public or private sale, for cash, on credit or otherwise with or without representations or warranties, and upon such terms as shall be acceptable to the Company, subject to any restrictions imposed by applicable state or federal securities laws.

Notwithstanding the foregoing, in no event shall the Company transfer or sell any of the Subject Shares unless (i) the Claim shall have been settled by the agreement of the Pledgor and the Company or by litigation, or (ii) the Company shall have provided Pledgor with written notice of a Claim, including the amount thereof, and Pledgor shall not have objected thereto in writing within twenty (20) days after receipt of notice of such Claim.

Notwithstanding anything herein to the contrary, the rights of the Company hereunder may be exercised in the discretion of , and for the exclusive benefit of, the Secured Party and without any requirement to provide notice to or protect the rights of the Junior Creditors.

5.3.    Sale.

5.3.1    Provided an uncured event of default has occurred, subject to the other provisions of this Agreement, the Company shall give Pledgor at least ten (10) days prior written notice of the sale of all or any part of the Subject Shares or of any proposal by the Company to retain the Subject Shares or any part thereof in satisfaction of any Claims. Within such ten (10) day period, Pledgor may cure the default prior to the date on which the sale is scheduled. If Pledgor does not do so, Pledgor may bid at any such sale.

5.3.2     Any sale of the Subject Shares shall be held at such time or times and at such place or places as the Company may determine in the exercise of its reasonable discretion. To the extent permitted by applicable law, a private sale shall be held on or after the date designated in the notice of sale at the place so designated.

5.3.3     The Company may bid at any sale hereunder and shall also have the rights provided in the Uniform Commercial Code of the State of California. The Subject Shares pledged hereunder may, upon the completion of any sale or transfer, be endorsed by the Company as required to transfer the Subject Shares on the books of the Company and Pledgor hereby constitutes and appoints the Company as his attorney in fact to do so.

5.3.4 The proceeds of any sale shall be applied by the Company, after payment of expenses of sale (including, without limitation, reasonable attorneys' fees and court costs), first to the Claims, and any surplus shall be paid to the order of Pledgor. In the event the proceeds of any such sale are insufficient to fully discharge the Claims, Pledgor shall be liable to the Company for the deficiency.

6.     Reclassification and Dividends. If, during the life of this Agreement, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Company, all new, substituted and additional shares, or other securities issued in connection with any such change, may and shall be held by the Company under the terms of this Agreement. All dividends, current or liquidating, on any Subject Shares held in pledge hereunder, whether in money or in Subject Shares or in kind, shall be paid to the Company during the pendency of an Event of Default, and such dividends shall be applied by the Company to any Claims hereunder, but otherwise shall be paid to Pledgor.

7.    Pledgeholder. To facilitate the pledge created herein, the parties agree that Ellis Funk, P.C. located at 3490 Piedmont Road, Suite 400, Atlanta, Georgia 30305, shall act as Pledgeholder; provided, however, that Pledgor may elect at any time to appoint an independent third party as pledgeholder (the “Assignee”) such as U.S. Bank effective upon the execution of an amendment to this Agreement by Assignee and the parties hereto. The parties hereto agree to execute such amendment and cooperate to cause such appointment of Assignee subject to the following: (i) Pledgor shall pay for Assignee’s costs and fees to act as pledgeholder; and (ii) the Company and Pledgeholder shall agree to execute such escrow instructions and an amendment to this Agreement as reasonably requested by Assignee including an agreement by Pledgor and the Company to indemnify Assignee for all acts arising out of this Agreement other than gross negligence or intentional misconduct by Assignee..

8.     Duties of Pledgeholder. Pledgeholder shall have no duties with respect to the Pledged Stock hereunder except for the following: (i) to retain the same in safekeeping until time for distribution as provided in this Agreement, (ii) the duty to cooperate with the Pledgor to sell the Subject Shares if and as requested by Pledgor from time to time; and (iii) to invest the proceeds from the sales of any Subject Shares as provided for in this Agreement. All selling expenses will be paid for by Pledgor or by the Company as provided for in the Registration Rights Agreement entered into concurrently herewith by the Company and Pledgor.

9.     Rights of Pledgeholder. Pledgeholder shall have no duty hereunder to determine the occurrence or non-occurrence of any event or the existence of any condition or fact. The Company and Pledgor expressly agree that Pledgeholder shall act solely upon the notices or demands presented to Pledgeholder hereunder and in so doing shall not be liable in any manner to any party hereto; provided, however, that Pledgeholder shall have given all notices required to be given by Pledgeholder under this Agreement. If conflicting demands are made upon the Pledgeholder, or if the Pledgeholder is unable to determine from the information available to Pledgeholder the manner in which Pledgeholder should proceed under this Agreement, Pledgeholder may file an action for interpleader, or any other appropriate legal or equitable action, to have the dispute or uncertainty determined by an appropriate court. The costs of such action incurred by Pledgeholder shall be borne 50% by the Company and 50% by Pledgor. Pledgeholder may resign at any time in the sole discretion of Pledgeholder, provided Pledgeholder shall appoint a successor and such successor executes a copy of this Agreement and agrees to act as Pledgeholder under this Agreement in place and instead of the initial Pledgeholder, and further provided that such successor is an independent third party that is reasonably acceptable to Pledgor and the Company.

10.    Further Assurances. Pledgor shall execute, acknowledge and deliver all such instruments and take all such action as the Company may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

11.    Miscellaneous Provisions.

11.1    Entire Agreement: Amendment: Waiver. This Agreement supersedes all prior agreements or understandings, written or oral, between the parties hereto, related to the subject matter hereof, and incorporates the entire understanding of the parties with respect thereto. Any modifications concerning this Agreement shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged. This Agreement may only be amended by a written instrument signed by the party or parties against whom it is sought to be enforced. The party benefited by any condition or obligation contained herein may waive the same, but such waiver shall not be enforceable by another party or parties unless made by written instrument, signed by the waiving party. No waiver of any default shall constitute a waiver of any other default or of any subsequent similar default.

11.2    Notices. Any notice to be given under this Agreement shall be delivered in person or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed as follows:

If to Pledgor:	StompSoft, Inc. 2811 McGaw, Suite A Irvine, CA 92614 Attention: Michael Hummell

If to the Company:	555 Twin Dolphin Place Suite 650 Redwood City, CA 94065 Attention: Chief Financial Officer

If to the Pledgeholder:	3490 Piedmont Road Suite 400 Atlanta, GA 30305 Attention: Robert B. Goldberg

or to such other address as may be designated in writing.

11.3     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

11.4    Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the respective heirs, successors, assigns and personal representatives of the parties, except to the extent of any contrary provisions in this Agreement.

11.5    Headings. The Article and Paragraph headings throughout this Agreement are provided for convenience only and the words contained therein shall in no way be held to expand, amplify, modify or aid in the interpretation or construction thereof.

11.6    Incorporation of Recitals. The recitals hereto are incorporated into and made a part of this Agreement for all purposes.

11.7    Gender and Number. Any reference which is singular shall include the plural, the neuter shall include the feminine and masculine, the masculine shall include the feminine and neuter, the feminine shall include neuter, and each shall include a corporation wherever necessary to construe this Agreement.

11.8    Severability. If a court of competent jurisdiction should find any term or provision of this Agreement to be unenforceable or invalid, then such term or provision shall be severed from this Agreement and the remainder of this Agreement shall continue in full force and effect.

11.9    Interpretive Matters. No provision of this Agreement shall be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

11.10   Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart is deemed to be an original, but all such counterparts together constitute but one and the same Agreement. The Pledgor, Pledgeholder and the Company agree to accept facsimile counterparts of this Agreement.

[Signatures on following page]

[signature page to Stock Pledge Agreement]

IN WITNESS WHEREOF, the parties hereto have affixed their signatures as of the date herein first written above.

STOMPSOFT, INC.

By:

Title:

MIGO SOFTWARE, INC.

By:

Title:

Pledgeholder:

Ellis Funk, P.C.

By:
Name:
Title:
Date: